Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2018 RESULTS

- Announces Quarterly Cash Dividend of $0.05 Per Share –

SANTA MONICA, CALIFORNIA, November 7, 2018 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2018.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, are included beginning on page 11. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Net revenue:
Revenue from advertising and retransmission consent	$73,397	$70,612	4%	$213,933	$198,631	8%
Revenue from spectrum usage rights	1,178	263,943	(100)%	1,809	263,943	(99)%
Total net revenue	74,575	334,555	(78)%	215,742	462,574	(53)%

Cost of revenue - television (spectrum usage rights) (1)	-	12,131	(100)%	-	12,131	(100)%
Cost of revenue - digital media (1)	13,240	9,910	34%	35,249	20,424	73%
Operating expenses (2)	44,092	43,044	2%	132,209	123,281	7%
Corporate expenses (3)	6,913	8,209	(16)%	19,154	19,695	(3)%

Consolidated adjusted EBITDA (4)	11,299	12,707	(11)%	33,102	40,201	(18)%

Free cash flow (5)	$1,887	$268,849	(99)%	$12,142	$281,717	(96)%

Net income (loss)	$2,215	$157,208	(99)%	$5,248	$163,321	(97)%

Net income (loss) per share, basic	$0.02	$1.74	(99)%	$0.06	$1.81	(97)%
Net income (loss) per share, diluted	$0.02	$1.71	(99)%	$0.06	$1.78	(97)%

Weighted average common shares outstanding, basic	88,852,342	90,517,492		89,371,750	90,370,679
Weighted average common shares outstanding, diluted	90,122,425	92,161,108		90,574,663	91,985,946

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized. Cost of revenue – television (spectrum usage rights) consists primarily of the carrying value of spectrum usage rights surrendered in the FCC auction for broadcast spectrum.

(2)

Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $0.2 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended September 30, 2018 and 2017, respectively, and $0.4 million and $0.8 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2018 and 2017, respectively. Operating expenses do not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)

Corporate expenses include $1.1 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended September 30, 2018 and 2017, respectively, and $3.3 million and $2.3 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2018 and 2017, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), non-recurring cash expenses, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined

Entravision Communications

in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), non-recurring cash expenses, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures, and non-recurring cash expenses plus dividend income and revenue from FCC spectrum incentive auction less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the third quarter, we achieved growth in advertising revenue, driven by increases in our digital media segment. This growth in our digital media segment offset decreases in our television and radio segments. Additionally, we had a decrease in spectrum usage rights revenue compared to last year’s third quarter, when we recorded our FCC auction results. We continue to maintain a solid balance sheet, and looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, as we execute our multi-platform strategy to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.05 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.5 million. The quarterly dividend will be payable on December 31, 2018 to shareholders of record as of the close of business on December 14, 2018, and the common stock will trade ex-dividend on December 13, 2018. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended September 30, 2018 Compared to Three-Month Period Ended September 30, 2017

(Unaudited)

	Three-Month Period
	Ended September 30,
	2018	2017	% Change
Net revenue:
Revenue from advertising and retransmission consent	$73,397	$70,612	4%
Revenue from spectrum usage rights	1,178	263,943	(100)%
Total net revenue	74,575	334,555	(78)%

Cost of revenue - television (spectrum usage rights) (1)	-	12,131	(100)%
Cost of revenue - digital media (1)	13,240	9,910	34%
Operating expenses (1)	44,092	43,044	2%
Corporate expenses (1)	6,913	8,209	(16)%
Depreciation and amortization	4,094	4,337	(6)%
Change in fair value of contingent consideration	(114)	-	*
Foreign currency (gain) loss	335	(58)	*

Operating income (loss)	6,015	256,982	(98)%
Interest expense, net	(3,062)	(3,500)	(13)%
Dividend income	457	-	*
Other income (loss)	327	-	*

Income (loss) before income taxes	3,737	253,482	(99)%

Income tax benefit (expense)	(1,443)	(96,167)	(98)%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	2,294	157,315	(99)%

Equity in net income (loss) of nonconsolidated affiliates, net of tax	(79)	(107)	(26)%

Net income (loss)	$2,215	$157,208	(99)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising and retransmission consent increased to $73.4 million for the three-month period ended September 30, 2018 from $70.6 million for the three-month period ended September 30, 2017, an increase of $2.8 million. Of the overall increase, approximately $5.3 million was attributable to our digital segment and was primarily due to the growth in the Headway business, which we acquired in the second quarter of 2017. This overall increase was offset by a decrease of approximately $1.3 million that was attributable to our television segment and was primarily due to decreases in national and local advertising revenue, partially offset by an increase in political advertising revenue, which was not material in 2017. In addition, the overall increase was offset by a decrease of approximately $1.1 million that was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, partially offset by an increase in revenue from the 2018 FIFA World Cup, and an increase in political advertising revenue, which was not material in 2017.

Net revenue from spectrum usage rights decreased to $1.2 million for the three-month period ended September 30, 2018 from $263.9 million for the three-month period ended September 30, 2017, a decrease of $262.7 million. The decrease was primarily due to revenue earned in 2017 in connection with our participation in the FCC auction for broadcast spectrum, which revenue did not recur in the current year.

We did not incur cost of revenue related to revenue from spectrum usage rights for the three- month period ended September 30, 2018. Cost of revenue related to revenue from spectrum usage rights was $12.1 million for the three-month period ended September 30, 2017, related to the FCC auction for broadcast spectrum.

Cost of revenue in our digital media segment increased to $13.2 million for the three-month period ended September 30, 2018 from $9.9 million for the three-month period ended September 30, 2017, an increase of $3.3 million, primarily due to the increased revenue in our digital segment.

Entravision Communications

Operating expenses increased to $44.1 million for the three-month period ended September 30, 2018 from $43.0 million for the three-month period ended September 30, 2017, an increase of $1.1 million. This overall increase was primarily attributable to our digital segment and was primarily due to the increase in revenue and an increase in salary expense. Additionally, the overall increase was attributable to our television segment and was primarily due to the acquisition of station KMIR-TV in the fourth quarter of 2017, which did not contribute to operating expenses in the prior year period. The overall increase was partially offset by a decrease in expenses associated with the decrease in advertising revenue and a decrease in salary expenses in our television and radio segments.

Corporate expenses decreased to $6.9 million for the three-month period September 30, 2018 from $8.2 million for the three-month period ended September 30, 2017, a decrease of $1.3 million. The decrease was primarily due to expenses associated with the FCC auction for broadcast spectrum recorded in the three-month period ended September 30, 2017, which expenses did not recur in 2018, partially offset by increases in salary expense and non-cash stock-based compensation expense.

Nine-Month Period Ended September 30, 2018 Compared to Nine-Month Period Ended September 30, 2017

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2018	2017	% Change
Net revenue:
Revenue from advertising and retransmission consent	$213,933	$198,631	8%
Revenue from spectrum usage rights	1,809	263,943	(99)%
Total net revenue	215,742	462,574	(53)%

Cost of revenue - television (spectrum usage rights) (1)	-	12,131	(100)%
Cost of revenue - digital media (1)	35,249	20,424	73%
Operating expenses (1)	132,209	123,281	7%
Corporate expenses (1)	19,154	19,695	(3)%
Depreciation and amortization	12,052	12,460	(3)%
Change in fair value of contingent consideration	1,073	-	*
Foreign currency (gain) loss	531	293	81%

Operating income (loss)	15,474	274,290	(94)%
Interest expense, net	(8,509)	(10,609)	(20)%
Dividend income	1,002	-	*
Other income (loss)	622	-	*

Income (loss) before income taxes	8,589	263,681	(97)%

Income tax benefit (expense)	(3,164)	(100,185)	(97)%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	5,425	163,496	(97)%

Equity in net income (loss) of nonconsolidated affiliates, net of tax	(177)	(175)	1%

Net income (loss)	$5,248	$163,321	(97)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue from advertising and retransmission consent increased to $213.9 million for the nine-month period ended September 30, 2018 from $198.6 million for the nine-month period ended September 30, 2017, an increase of $15.3 million. Of the overall increase, approximately $24.4 million was attributable to our digital segment and was primarily due to the growth in the Headway business, which we acquired in the second quarter of 2017, and which did not contribute to our results of operations for the full nine-month period in 2017. This overall increase was offset by a decrease of approximately $6.4 million that was attributable to our television segment and was primarily due to decreases in national and local advertising revenue, partially offset by increases in retransmission consent revenue and political advertising revenue, the latter of which was not material in 2017. In addition, the overall increase was offset by a decrease of approximately $2.7 million that was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, partially offset by an increase in revenue from the 2018 FIFA World Cup, and an increase in political advertising revenue, which was not material in 2017.

Entravision Communications

Net revenue from spectrum usage rights decreased to $1.8 million for the nine-month period ended September 30, 2018 from $263.9 million for the nine-month period ended September 30, 2017, a decrease of $262.1 million. The decrease was primarily due to revenue earned in 2017 in connection with our participation in the FCC auction for broadcast spectrum, which revenue did not recur in the current year.

We did not incur cost of revenue related to revenue from spectrum usage rights for the nine- month period ended September 30, 2018. Cost of revenue related to revenue from spectrum usage rights was $12.1 million for the nine-month periods ended September 30, 2017, related to the FCC auction for broadcast spectrum.

Cost of revenue in our digital media segment increased to $35.2 million for the nine-month period ended September 30, 2018 from $20.4 million for the nine-month period ended September 30, 2017, an increase of $14.8 million, primarily due to the growth in the Headway business, which we acquired in the second quarter of 2017, and which did not contribute to our results of operations for the full nine-month period in 2017.

Operating expenses increased to $132.2 million for the nine-month period ended September 30, 2018 from $123.3 million for the nine-month period ended September 30, 2017, an increase of $8.9 million. This overall increase was primarily attributable to our digital segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to operating expenses for the full nine-month period in 2017. Additionally, the overall increase was attributable to our television segment and was primarily due to the acquisition of station KMIR-TV in the fourth quarter of 2017, which did not contribute to operating expenses in the prior year period. The overall increase was partially offset by a decrease in expenses associated with the decrease in advertising revenue and a decrease in salary expenses in our television and radio segments.

Corporate expenses decreased to $19.2 million for the nine-month period ended September 30, 2018 from $19.7 million for the nine-month period ended September 30, 2017, a decrease of $0.5 million. The decrease was primarily due to expenses associated with the FCC auction for broadcast spectrum recorded in the nine-month period ended September 30, 2017, which expenses did not recur in 2018, and due to due diligence costs related to the Headway acquisition during the second quarter of 2017, partially offset by increases in salary expense, non-cash stock-based compensation expense, and due diligence costs related to the acquisition of Smadex, S.I. in the second quarter of 2018.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Net Revenue
Revenue from advertising and retransmission consent
Television	$35,183	$36,547	(4)%	$105,574	$112,021	(6)%
Radio	15,783	16,934	(7)%	47,126	49,816	(5)%
Digital	22,431	17,131	31%	61,233	36,794	66%
Total	73,397	70,612	4%	213,933	198,631	8%

Revenue from spectrum usage rights	1,178	263,943	(100)%	1,809	263,943	(99)%
Total net revenue	74,575	334,555	(78)%	215,742	462,574	(53)%

Cost of Revenue (1)
Television	$-	$12,131	(100)%	$-	$12,131	(100)%
Digital	13,240	9,910	34%	35,249	20,424	73%
Total	$13,240	$22,041	(40)%	$35,249	$32,555	8%

Operating Expenses (1)
Television	20,462	20,161	1%	62,573	60,516	3%
Radio	14,676	15,953	(8)%	45,393	47,294	(4)%
Digital	8,954	6,930	29%	24,243	15,471	57%
Total	$44,092	$43,044	2%	$132,209	$123,281	7%

Corporate Expenses (1)	$6,913	$8,209	(16)%	$19,154	$19,695	(3)%

Consolidated adjusted EBITDA (1)	$11,299	$12,707	(11)%	$33,102	$40,201	(18)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2018 third quarter results on November 7, 2018 at 5:00 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

Entravision Communications

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$101,789	$39,560
Marketable securities	132,410	-
Restricted cash	769	222,294
Trade receivables, net of allowance for doubtful accounts	78,092	84,348
Assets held for sale	1,179	-
Prepaid expenses and other current assets	13,217	6,260
Total current assets	327,456	352,462
Property and equipment, net	63,204	60,337
Intangible assets subject to amortization, net	24,196	26,758
Intangible assets not subject to amortization	254,506	251,163
Goodwill	74,149	70,557
Other assets	5,087	4,690
Total assets	$748,598	$765,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	52,795	57,563
Deferred revenue	4,351	1,959
Total current liabilities	60,146	62,522
Long-term debt, less current maturities, net of unamortized debt issuance costs	290,614	292,489
Other long-term liabilities	19,237	21,447
Deferred income taxes	43,172	40,639
Total liabilities	413,169	417,097

Stockholders' equity
Class A common stock	6	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	871,321	888,650
Accumulated deficit	(534,482)	(539,730)
Accumulated other comprehensive income (loss)	(1,419)	(60)
Total stockholders' equity	335,429	348,870
Total liabilities and stockholders' equity	$748,598	$765,967

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Net revenue:
Revenue from advertising and retransmission consent	$73,397	$70,612	$213,933	$198,631
Revenue from spectrum usage rights	1,178	263,943	1,809	263,943
Total net revenue	74,575	334,555	215,742	462,574

Expenses:
Cost of revenue - television (spectrum usage rights)	-	12,131	-	12,131
Cost of revenue - digital	13,240	9,910	35,249	20,424
Direct operating expenses	31,694	30,231	93,844	87,238
Selling, general and administrative expenses	12,398	12,813	38,365	36,043
Corporate expenses	6,913	8,209	19,154	19,695
Depreciation and amortization	4,094	4,337	12,052	12,460
Change in fair value of contingent consideration	(114)	-	1,073	-
Foreign currency (gain) loss	335	(58)	531	293
	68,560	77,573	200,268	188,284
Operating income (loss)	6,015	256,982	15,474	274,290
Interest expense	(3,995)	(3,756)	(11,394)	(11,084)
Interest income	933	256	2,885	475
Dividend income	457	-	1,002	-
Other income (loss)	327	-	622	-
Income (loss) before income taxes	3,737	253,482	8,589	263,681
Income tax benefit (expense)	(1,443)	(96,167)	(3,164)	(100,185)
Income (loss) before equity in net income (loss) of nonconsolidated affiliate	2,294	157,315	5,425	163,496
Equity in net income (loss) of nonconsolidated affiliate, net of tax	(79)	(107)	(177)	(175)
Net income (loss)	$2,215	$157,208	$5,248	$163,321

Basic and diluted earnings per share:
Net income per share, basic	$0.02	$1.74	$0.06	$1.81
Net income per share, diluted	$0.02	$1.71	$0.06	$1.78

Cash dividends declared per common share	$0.05	$0.05	$0.15	$0.11

Weighted average common shares outstanding, basic	88,852,342	90,517,492	89,371,750	90,370,679
Weighted average common shares outstanding, diluted	90,122,425	92,161,108	90,574,663	91,985,946

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$2,215	$157,208	$5,248	$163,321
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,094	4,337	12,052	12,460
Cost of revenue - television (spectrum usage rights)	-	12,131	-	12,131
Deferred income taxes	913	96,086	1,942	99,514
Non-cash interest expense	290	226	828	595
Amortization of syndication contracts	174	93	526	311
Payments on syndication contracts	(156)	(85)	(516)	(300)
Equity in net (income) loss of nonconsolidated affiliate	79	107	177	175
Non-cash stock-based compensation	1,286	1,089	3,711	3,149
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(592)	(791)	8,578	12,790
(Increase) decrease in prepaid expenses and other assets	(663)	(383)	(7,210)	(1,830)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,059)	130	(2,839)	(8,862)
Net cash provided by (used in) operating activities	5,581	270,148	22,497	293,454
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangible assets	-	-	33	-
Purchases of property and equipment	(6,567)	(2,343)	(12,277)	(9,639)
Purchases of intangible assets	-	(32,588)	(3,153)	(32,588)
Purchases of businesses, net of cash acquired	41	-	(3,522)	(7,489)
Purchases of marketable securities	-	-	(159,403)	-
Proceeds from marketable securities	-	-	25,000	-
Purchases of investments	(935)	-	(970)	(2,200)
Deposits on acquisitions	-	(1,050)	-	(1,240)
Net cash provided by (used in) investing activities	(7,461)	(35,981)	(154,292)	(53,156)
Cash flows from financing activities:
Proceeds from stock option exercises	(29)	(515)	77	11
Tax payments related to shares withheld for share-based compensation plans	-	-	(2,239)	-
Payments on long-term debt	(750)	(938)	(2,250)	(2,813)
Dividends paid	(4,443)	(4,532)	(13,403)	(10,179)
Repurchase of Class A common stock	-	(1,778)	(7,660)	(1,778)
Payment of contingent consideration	-	-	(2,015)	-
Net cash provided by (used in) financing activities	(5,222)	(7,763)	(27,490)	(14,759)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1)	35	(11)	17
Net increase (decrease) in cash, cash equivalents and restricted cash	(7,103)	226,439	(159,296)	225,556
Cash, cash equivalents and restricted cash:
Beginning	109,661	60,637	261,854	61,520
Ending	$102,558	$287,076	$102,558	$287,076

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Consolidated adjusted EBITDA (1)	$11,299	$12,707	$33,102	$40,201

Net revenue - FCC spectrum incentive auction	-	263,943	-	263,943
Expenses - FCC spectrum incentive auction	-	(14,234)	-	(14,234)
Interest expense	(3,995)	(3,756)	(11,394)	(11,084)
Interest income	933	256	2,885	475
Dividend income	457	-	1,002	-
Income tax benefit (expense)	(1,443)	(96,167)	(3,164)	(100,185)
Equity in net loss of nonconsolidated affiliates	(79)	(107)	(177)	(175)
Amortization of syndication contracts	(174)	(93)	(526)	(311)
Payments on syndication contracts	156	85	516	300
Non-cash stock-based compensation included in direct operating expenses	(156)	(276)	(448)	(806)
Non-cash stock-based compensation included in corporate expenses	(1,130)	(813)	(3,263)	(2,343)
Depreciation and amortization	(4,094)	(4,337)	(12,052)	(12,460)
Change in fair value of contingent consideration	114	-	(1,073)	-
Non-recurring cash severance charge	-	-	(782)	-
Other income (loss)	327	-	622	-
Net income (loss)	2,215	157,208	5,248	163,321

Depreciation and amortization	4,094	4,337	12,052	12,460
Cost of revenue - television (spectrum usage rights)	-	12,131	-	12,131
Deferred income taxes	913	96,086	1,942	99,514
Non-cash interest expense	290	226	828	595
Amortization of syndication contracts	174	93	526	311
Payments on syndication contracts	(156)	(85)	(516)	(300)
Equity in net (income) loss of nonconsolidated affiliate	79	107	177	175
Non-cash stock-based compensation	1,286	1,089	3,711	3,149
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(592)	(791)	8,578	12,790
(Increase) decrease in prepaid expenses and other assets	(663)	(383)	(7,210)	(1,830)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,059)	130	(2,839)	(8,862)
Cash flows from operating activities	5,581	270,148	22,497	293,454

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Consolidated adjusted EBITDA (1)	$11,299	$12,707	$33,102	$40,201
Net interest expense (1)	(2,772)	(3,273)	(7,681)	(10,014)
Dividend income	457	-	1,002	-
Cash paid for income taxes	(530)	(82)	(1,222)	(671)
Capital expenditures (2)	(6,567)	(2,343)	(12,277)	(9,639)
Non-recurring cash severance charge	-	-	(782)	-
Net revenue - FCC spectrum incentive auction	-	263,943	-	263,943
Expenses - FCC spectrum incentive auction	-	(2,103)	-	(2,103)
Free cash flow (1)	1,887	268,849	12,142	281,717

Capital expenditures (2)	6,567	2,343	12,277	9,639
Other income (loss)	327	-	622	-
Change in fair value of contingent consideration	114	-	(1,073)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(592)	(791)	8,578	12,790
(Increase) decrease in prepaid expenses and other assets	(663)	(383)	(7,210)	(1,830)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(2,059)	130	(2,839)	(8,862)
Cash Flows From Operating Activities	$5,581	$270,148	$22,497	$293,454

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.